Exhibit 99.3

News Release

FOR IMMEDIATE RELEASE

Contact:	William M. Lowe, Jr.
Executive Vice President and Chief Financial Officer
WilliamLowe@KEMET.com
864-963-6484

KEMET Corporation Announces Pricing in Secondary Offering by Selling Securityholder

Greenville, South Carolina (May 25, 2011) - KEMET Corporation (NYSE: KEM) (the “Company”) today announced the pricing of the previously announced secondary public offering of 7.0 million shares of its common stock at a price to the public of $14.60 per share.  The shares offered are subject to the issuance upon exercise of a currently outstanding and exercisable warrant (the “Warrant”) held by the selling securityholder, K Equity, LLC (“K Equity”), an affiliate of Platinum Equity Capital Partners II, L.P., a portion of which will be sold to and exercised by Deutsche Bank Securities, the underwriter in connection with its sale of the underlying shares.   The Company will not receive any proceeds from the transaction. K Equity will retain the portion of the Warrant that is not exercised.  Completion of the offering is subject to customary closing conditions and is expected to close on May 31, 2011.

Deutsche Bank Securities is sole book running manager for the offering.

A registration statement relating to these shares of common stock has been declared effective by the Securities and Exchange Commission.  The offering is being made only by means of the written base prospectus and prospectus supplement that formed part of the effective registration statement.  A copy of the prospectus related to the offering may be obtained by contacting:

Deutsche Bank Securities,

Attn: Prospectus Department, 100 Plaza One

Jersey City, NJ 07311

Telephone: +1-800-503-4611

Email: prospectus.cpdg@db.com

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

About KEMET

KEMET Corporation (NYSE: KEM), applies world-class service and quality to deliver industry-leading, high-performance capacitance solutions to its customers around the world. KEMET offers the world’s most complete line of surface-mount and through-hole capacitor technologies across tantalum, ceramic, film, aluminum, electrolytic, and paper dielectrics.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Certain statements included herein contain forward-looking statements within the meaning of federal securities laws about KEMET Corporation’s (the “Company”) financial condition and results of operations that are based on management’s current expectations, estimates and projections about the markets in which the Company

P.O. Box 5928, Greenville, South Carolina 29606 U.S.A.

Tel: 864.963.6300   Fax: 864.963.6306

operates, as well as management’s beliefs and assumptions. Words such as “expects,” “anticipates,” “believes,” “estimates,” variations of such words and other similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s judgment only as of the date hereof. The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.

Factors that may cause the actual outcome and results to differ materially from those expressed in, or implied by, these forward-looking statements include, but are not necessarily limited to the following: (i) adverse economic conditions could impact the Company’s ability to realize operating plans if the demand for the Company’s products declines, and such conditions could adversely affect the Company’s liquidity and ability to continue to operate; (ii) adverse economic conditions could cause the write down of long-lived assets; (iii) an increase in the cost or a decrease in the availability of the Company’s principal raw materials; (iv) changes in the competitive environment of the Company; (v) uncertainty of the timing of customer product qualifications in heavily regulated industries; (vi) economic, political, or regulatory changes in the countries in which the Company operates; (vii) difficulties, delays or unexpected costs in completing the Company’s restructuring plan; (viii) the inability to attract, train and retain effective employees and management; (ix) the inability to develop innovative products to maintain customer relationships and offset potential price erosion in older products; (x) exposure to claims alleging product defects; (xi) the impact of laws and regulations that apply to the Company’s business, including those relating to environmental matters; (xii) volatility of financial and credit markets affecting the Company’s access to capital; (xiii) the need to reduce the total costs of the Company’s products to remain competitive; (xiv) potential limitation on the use of net operating losses to offset possible future taxable income; (xv)  restrictions in the Company’s debt agreements that limit the Company’s flexibility in operating its business; (xvi) additional exercise of the warrant by K Equity, LLC which could potentially result in the existence of a significant stockholder who could seek to influence our corporate decisions; and (xvii) recent events in Japan could negatively impact our sales and supply chain.  Other risks and uncertainties may be described from time to time in the Company’s other reports and filings with the Securities and Exchange Commission.

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